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                                                                      Exhibit 99



                      TOO, INC. REPORTS SECOND QUARTER 2003
                NET SALES AND REVISES EARNINGS PER SHARE OUTLOOK

   NEW ALBANY, Ohio; August 7, 2003 - Too, Inc. (NYSE: TOO) today said that net sales for the second quarter ended August 2, 2003 were approximately $134.8 million, a 5% decrease from the $141.2 million reported for the like period last year. Comparable stores sales for the 2003 quarter decreased 13%, slightly below the company's May 2003 projection of a 10% to 12% decrease.

Based on these sales results, the company said it expects to report second quarter earnings per share of approximately $0.02, before special and nonrecurring charges. Too added that the expected earnings for the quarter include the unfavorable impact of approximately $0.02 per share for litigation costs. The company also estimates that it has incurred impairment charges and other pre-tax costs primarily related to the discontinuation of its mishmash operations of approximately $7.3 million during the second quarter, or an estimated $0.13 reduction in earnings per share for the period. Approximately $5.5 million of the $7.3 million are considered non-cash charges. As a result of the aforementioned charges, the loss per share for the second quarter is expected to be $0.11.

On May 28, 2003, Too announced that it was ending the rollout of its mall-based mishmash stores in favor of the development of a new concept focused on value-priced sportswear and related accessories for `tween (ages 7 to 14) girls. Too said today that it expects to convert 7 mishmash locations to the new concept for spring 2004 openings, and that it will open an additional 20 new concept stores, primarily in "off-the-mall" retail power centers and strip centers across the U.S.

Too, Inc. plans to report operating results for second quarter 2003 on Wednesday, August 13, 2003, prior to the opening of trading on the New York Stock Exchange that day.

Too, Inc. is a rapidly growing specialty retailer for girls and young women. At Limited Too, the company sells apparel, swimwear, sleepwear, underwear, footwear, lifestyle and personal care products for active, fashion-aware `tween (ages 7 to 14) girls. Limited Too currently operates 537 stores in 46 states and Puerto Rico and publishes a catalog coinciding with key `tween shopping times throughout the year. Limited Too also conducts e-commerce on its Web site, http://www.limitedtoo.com. Too also currently operates 18 mishmash stores throughout the U.S., offering personal care products, sportswear, intimate apparel, shoes, accessories and lifestyle products for teen girls ages 14 to 19.

Statements made in this press release, are forward looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Forward-looking statements are indicated by words such as "anticipate," "estimate," "expect," "intend," "risk," "could," "may," "will," "pro forma," "likely," "possible," "potential," and similar words and phrases and the negative forms and variations of these words and phrases, and include statements in this release related to second quarter 2003 operating results, store closings and new store openings.


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The following factors, among others, in some cases have affected, and in the future could affect, the Company's financial performance and actual results and could cause future performance and financial results to differ materially from those expressed or implied in any forward-looking statements included in this release, or otherwise made by management: changes in consumer spending patterns, consumer preferences and overall economic conditions; the impact of competition and pricing; changes in weather patterns; currency and exchange risks; changes in existing or potential trade restrictions, duties, tariffs or quotas; changes in political or financial stability; changes in postal rates and charges and paper and printing costs; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire and train associates; and/or other risk factors that may be described in the Safe Harbor Statement and Business Risks section of the Company's Form 10-K, filed April 29, 2002, as well as other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements made herein are based on information presently available to the management of the Company. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.


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/CONTACT: Robert Atkinson, Too, Inc., 614-775-3739, or batkinson@toobrands.com.




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